Exhibit 99.2

CIRCUIT COURT OF THE FIFTEENTH JUDICIAL DISTRICT

PALM BEACH COUNTY, FLORIDA

JOSEPH KLOSS, derivatively on behalf of		CASE NO.: 502010CA018594XXXXMB
VITACOST.COM, INC.,		CIVIL DIVISION: AO

Plaintiff,		NOTICE OF STIPULATION AND
AGREEMENT OF SETTLEMENT
vs.

IRA P. KERKER, RICHARD P. SMITH,
STEWART GITLER, ALLEN S. JOSEPHS,
DAVID N. ILFELD, LAWRENCE A. PABST,
ERAN EZRA and ROBERT G. TRAPP,

Defendants,

and

VITACOST.COM, INC.,

Nominal Defendant.

/

NOTICE OF PENDENCY OF PROPOSED
SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF VITACOST.COM, INC. (“VITACOST” OR THE “COMPANY”) COMMON STOCK.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED BY PROCEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”).  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO “COMMON FUND” UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU HOLD VITACOST COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I.	PURPOSE OF NOTICE

Pursuant to an Order of the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (the “Court”) dated April 26, 2011, this Notice is to inform you of (i) the proposed settlement (“Settlement”) of the above-captioned stockholder derivative action (“Action”) as provided for in a Stipulation and Agreement of Settlement (the “Stipulation”)1  dated April 19, 2011,2 and (ii) your right to participate in a hearing to be held on May 27, 2011 at 10:30 a.m., before Judge Thomas H. Barkdull, III, at Main Judicial Center, 205 N. Dixie Highway, West Palm Beach, Florida 33401 (the “Settlement Hearing”), to determine: (1) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (2) whether the manner and form of notice fully satisfied the requirements of Florida Revised Statute Section 607.07401(4) and due process; (3) whether the Court should enter Judgment dismissing the claims asserted in the Action with prejudice; (4) whether the Court should recognize and quiet title to all outstanding shares and options of Vitacost stock on certain recognized dates; (5) whether the Court should recognize and deem valid the Company’s certificate of incorporation; (6) whether the payment of the Fee Amount in the amount of $3,500,000 should be approved;  (7) whether the Plaintiff and Demand Shareholder should receive Special Awards in the amount of $5,000 each, payable out of the Fee Amount; and (8) such other matters as the Court may deem appropriate.

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of April 19, 2011, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation (and its related exhibits) may be inspected at the Office of the Clerk of the Court, Circuit Court of the Fifteenth Judicial Circuit, 205 N. Dixie Highway, West Palm Beach, Florida 33401.

2 The Stipulation is made and entered into by and among the following parties: (i) plaintiff Joseph Kloss (“Plaintiff”), individually and derivatively on behalf of Vitacost; (ii) demand shareholder Marcel Heim (“Demand Shareholder”); (iii) Ira P. Kerker, Richard P. Smith, Stewart Gitler, Allen S. Josephs, David N. Ilfeld, Lawrence A. Pabst, Eran Ezra, and Robert G. Trapp (the “Settling Individual Defendants”); (iv) the Current Board (defined below); and (v) nominal party Vitacost (collectively, the “Settling Parties”).

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

II.	BACKGROUND OF THE ACTION3

On September 21, 2009, the Company filed an amended Form S-1 Registration Statement with the SEC in connection with the Initial Public Offering (“IPO”) for the sale of the Company's shares at $12.00 per share.  On September 24, 2009, the Company also filed the Prospectus with respect to the IPO.  The Company sold 4,428,445 shares for net proceeds of $49,421,446.00.

On April 20, 2010, the Company issued a press release announcing reduced guidance for revenue and diluted earnings per share for the first quarter of 2010 ending on March 31, 2010 as well as fiscal year 2010.

On July 16, 2010, counsel for Demand Shareholder (“Demand Counsel”) sent to Vitacost’s then-current Board of Directors (the “Board”)4 a letter on behalf of Demand Shareholder demanding that the Board, inter alia, investigate, address, and remedy possible damages suffered by Vitacost as a result of the Settling Individual Defendants' improper statements related to the Company's IPO and certain allegedly materially misleading statements regarding the Company's earnings guidance and business prospects (the “Demand”).

3 For a complete recitation of the facts underlying the Action and the Settlement, please see the Stipulation and its related exhibits.

4 The members of the Board as of April 19, 2011, the date of this Stipulation, are referred to herein as the “Current Board.”

On July 20, 2010, Plaintiff initiated the Action by filing a shareholder derivative complaint in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida captioned Kloss v. Kerker et al., Civil Action No. 50 2010 CA 018594XXXXMB, on behalf of nominal defendant Vitacost.  The initial complaint (“Initial Complaint”) alleged that certain of the Company's officers and directors breached their fiduciary duties and unjustly enriched themselves unlawfully by permitting the Company to offer stock to the public in the “IPO” based on a series of optimistic statements, while failing to disclose that the Company was experiencing manufacturing problems, had inadequate oversight processes, and poor operational systems.  The Initial Complaint alleged violations of Delaware law against the Settling Individual Defendants for breaches of fiduciary duties, abuse of control, unjust enrichment, gross mismanagement, and waste of corporate assets.

On November 15, 2010, the Company filed a Report on Form 8-K notifying the market of a delay in its quarterly filing.  That same day, the Company filed a Rules 12b-25(b) & (c) notice with the Securities and Exchange Commission (“SEC”), notifying the SEC that the Company would be late in filing its quarterly report on the Form 10-Q for the quarter that ended September 30, 2010, pending the conclusion of an internal review regarding certain stock-based compensation expenses and certain other balance sheet entries.  Generally, the review — which was overseen by the Audit Committee — determined that there existed certain issues related to the Company's initial incorporation documents, which in turn, revealed certain issues with respect to: (a) the election of the Company’s directors; (b) Company stock ownership prior to the IPO; (c) certain stock splits prior to the IPO; and (d) certain accounting implications related thereto.  The Review also found that prior to the IPO, as a general matter, there were certain instances where technical, corporate formalities were not properly observed and situations where Company recordkeeping was poor.

Based on the review, on December 7, 2010, the Company filed a Current Report on Form 8-K notifying the market that all of the Company’s financial statements after 1994 could not and should not be relied upon due to the discovery of certain potential defects in the Company’s organizational and formation documents and certain corporate transactions not having been properly authorized in accordance with the requirements of Delaware General Corporate Law (“DGCL”).  On December 8, 2010, NASDAQ halted trading of Vitacost shares.

On December 10, 2010, Demand Counsel issued a second demand letter to the Board requesting information regarding the Company's corporate, organizational, and formation documents in response to the Form 8-K filed by the Company with the SEC on December 7, 2010.

On February 14, 2011, Demand Counsel issued a third demand letter, requesting similar information with a goal of reaching a potential solution for the Company and its stockholders.  The February 14, 2011 demand also emphasized the importance of having the Company's stock resume active trading as soon as possible.

On March 7, 2011, Demand Counsel issued a fourth demand letter proposing certain detailed corporate governance reforms targeted at, inter alia, Board level oversight of the Company's sales and marketing activities.

During this time period, the parties in the Action and the Demand and their respective counsel engaged in extensive, arm’s-length, mediated negotiations concerning a possible settlement of the Action and the Demand.  As a result of these negotiations, the Settling Parties reached an agreement to settle the Action and resolve the Demand upon the terms and subject to the conditions set forth in the Stipulation.

On April 18, 2011, in conjunction with the Stipulation, Plaintiff filed the Amended Complaint with the Court.  The Amended Complaint encompassed the allegations described in the Initial Complaint and new allegations concerning potential defects with respect to: (1) the organization of the Company; (2) the election of directors to the Board; and (3) the issuances of stock and stock options.  The scope of both the Stipulation and Amended Complaint encompass the issues set forth in the Demand.

III.	REASONS FOR THE SETTLEMENT

Plaintiff believes that the claims asserted in the Action have merit, but also understands the gravity of the corporate governance issues that confront the Company. After extensive independent investigation, analysis and review, Plaintiff’s counsel (“Settlement Counsel”) and Demand Counsel (collectively, “Counsel”) believe that, but for the remedies set forth in the Stipulation, Vitacost may cease to exist in its current form.  Plaintiff and the Demand Shareholder believe that the Company has claims against individuals and entities that have damaged it, but that it is in the overwhelmingly best interests of Vitacost and its current and former stockholders to resolve these claims.  Counsel recognize and acknowledge the uniqueness of the present situation and agree that it is in the best interests of Vitacost for a settlement to be reached that ensures each Vitacost Purchaser receives lawful title to his, her, or its shares of Vitacost stock without the need to litigate claims to those shares.  Settlement Counsel also recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action (including the prosecution of claims in addition to those alleged in the Amended Complaint) against Vitacost and the Settling Individual Defendants (collectively, the “Settling Defendants”) through trial and, potentially, through appeals.  Settlement Counsel have taken into account the uncertain outcome inherent in any litigation, especially in complex actions such as the Action, as well as the difficulties and delays of such litigation.  Settlement Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the Action.  Settlement Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon Vitacost and Vitacost Purchasers.  Based on their evaluation, all Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of the Company.

Vitacost and the Settling Individual Defendants expressly deny any liability for any and all claims of any nature whatsoever, including without limitation, any violations of federal or state securities laws, gross negligence or negligence and Vitacost and the Settling Individual Defendants expressly deny any such wrongdoing or liability.  The Settling Defendants have asserted that at all relevant times they acted in good faith, and in a manner they reasonably believed to be in the best interests of Vitacost and Vitacost Purchasers.  The Settling Defendants have denied and continue to deny each and all of the claims alleged in the Action and set forth in the Demand.  Although the Company experienced corporate governance issues (as described in Section II of the Stipulation), the Settling Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged in the Action and set forth in the Demand.  The Settling Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiff and Demand Shareholder or Vitacost or any Vitacost Purchasers were harmed by the conduct alleged in the Action and set forth in the Demand.

Nonetheless, Vitacost and the Current Board have concluded, in light of the unique corporate governance issues encountered by the Company, that it is in the best interests of Vitacost and Vitacost Purchasers for a settlement to be obtained, which ensures that each Vitacost Purchaser receives lawful title to his, her, or its shares in the Company rather than be left with a mere claim to those shares.  The Settling Defendants and Current Board have also concluded that further conduct of the Action would be protracted, risky, and expensive. The Settling Defendants and Current Board have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Action.  The Current Board have, therefore, determined that it is desirable and beneficial that the Action be settled and the Demand be resolved in the manner and upon the terms and conditions set forth in the Stipulation.

IV.	THE SETTLEMENT

It has been stipulated and agreed by and among Plaintiff (for himself and derivatively on behalf of Vitacost), Demand Shareholder, Vitacost, the Current Board, and Individual Settling Defendants, that, in exchange for the Demand to be withdrawn, the claims brought in connection with the Action to be finally and fully compromised, settled and released, and the Action to be dismissed with prejudice, certain corporate governance “best practices” have been or will be adopted by the Company.  Without admitting any wrongdoing, Vitacost and the Current Board acknowledge that the filing, prosecution, and Settlement of the Action has or will “substantially benefit” Vitacost and Vitacost Purchasers. These corporate governance enhancements include: (1) the formation of a Governance and Corporate Compliance Committee to ensure that the Company complies with all requirements and obligations under DGCL; (2) the creation and implementation of a new Insider Trading Policy involving greater controls over the purchase and sale of officers’ and directors’ personally-held stock, including mandating entrance into a 10b5-1 trading plan, blind trust, or similar arrangement for such persons; (3) the formation of a Quality and Compliance Committee to oversee the Company’s efforts to deliver high-quality products, to act in compliance with high ethical and legal standards, and to be compliant with operation, health, safety, and regulatory requirements and best practices; (4) amendment of the charter of the Audit Committee to expand its functions relating to, inter alia, ensuring the accuracy of reported information provided to investors, analysts, and rating agencies in advance of public disclosure; (5) retaining an independent, outside consulting firm to conduct an analysis every-other-year for the next four years regarding the Company’s implementation of corporate governance reforms called for by the Stipulation and additional reforms that might provide shareholder transparency into the Company’s operations; and (6) the establishment of a new set of objective criteria to be utilized in conducting the nomination of new independent directors of the Company.

In addition, the Settling Parties request that the Court recognize and quiet title to all outstanding shares and options of Vitacost stock on certain recognized dates.  The Settling Parties also request that the Court deem the certificate of incorporation of Vitacost to be the valid and effective certificate of incorporation of the Company until validly amended in accordance with applicable Delaware law and the corporation’s certificate of incorporation and bylaws.

Vitacost and the Current Board also agree to assign to Counsel the rights to litigate all claims, demands, and causes of action which Vitacost may have against the Company's former agents and advisors responsible for Vitacost's failure to conform with corporate formalities in connection with the IPO (except as to any Settling Defendants).  Vitacost agrees to use its commercially reasonable best efforts to cooperate as needed with Counsel in the prosecution of those claims.  Vitacost will retain the right to 65% of any proceeds (after Counsel's expenses are deducted) obtained from the prosecution or resolution of these claims.  The Company agrees to advance: (1) the first $250,000.00 in litigation expenses to Counsel in the prosecution of those claims; and (2) subject to the discretion of the Hon. Howard B. Wiener (Ret.) or an alternatively acceptable independent mediator to Vitacost and Counsel, up to an additional $250,000.00 in litigation expenses.

Plaintiff, Demand Shareholder, Vitacost, and the Current Board believe that these measures have, or will substantially benefit the Company and Vitacost Purchasers, and in fact, with respect to some of these measures, may preserve the: (a) Company in its current corporate form; and (b) equity interests of all Vitacost Purchasers.  The full text of the Stipulation (and the related exhibits thereto), including the Settlement terms, is available on Vitacost’s website at http://investor.vitacost.com.

V.	RELEASES

Under the terms of the Settlement, upon the effective date, Plaintiff, Demand Shareholder, Counsel, and Vitacost Purchasers shall be deemed to have, and by operation of the Final Order and Judgment in the Action (“Judgment”) shall have, fully, finally, and forever released, relinquished, and discharged all claims, including unknown claims, rights, demands, suits, matters, issues or causes of action or liabilities whatsoever, whether based on federal, state, local statutory or common law or any other law, rule or regulation, that have been or could have been asserted in the  Action or in any other forum or proceeding by any individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees (including Plaintiff and Demand Shareholder) derivatively on behalf of Vitacost, or by Vitacost itself against any of the Released Persons5 arising out of or relating in any way to: (a) the facts, transactions, occurrences, acts, omissions or failures to act set forth in the Stipulation relating to the subject matter of the Action and the Demand; (b) any claims in connection with, based upon, or arising out of, or relating to any corporate governance or corporate formation issue or matter; and (c) any claims in connection with, based upon, or arising out of, or relating to the Settlement, including, but not limited to any claims relating to the Current Board’s decision to not currently prosecute, but instead to preserve for Vitacost any claims the Company has (not including  any claims to enforce the terms of the Settlement) (the “Released Claims”).

5 “Released Persons” refers to Settling Defendants, each and all of the current and former officers, directors, managers and employees of Vitacost, and all of Settling Defendants’  past or present partners, limited partners, joint ventures, joint venturers, agents, insurers, co-insurers, re-insurers, any entity in which any of the Settling Defendants has a majority or greater ownership interest, attorneys, accountants, auditors, banks or investment bankers, advisors, personal or legal representatives, predecessors, successors, assigns, spouses, heirs, associates, any members of the Settling Defendants' immediate families, or any trust which is for the benefit of any of the Settling Defendants' and/or member(s) of any of the Settling Defendants' immediate families.  The term Related Persons does not include the Company’s attorneys or advisors in connection with the IPO and advice rendered from the formation of the Company to and including the IPO.

The release contemplated by the Stipulation extends to Released Claims Plaintiff, Settlement Counsel, Vitacost, or current or former Vitacost stockholders do not know or suspect to exist in his, her or its favor at the time of the releases given by him, her or it, which, if known by him, her or it, might have affected his, her or its decisions with respect to this Settlement and also extends to any claim by the Settling Defendants relating to the subject matter of the Released Claims which any of them do not know or suspect to exist in his, her or its favor at the time of the releases given by him, her or it, which, if known by him, her or it, might have affected his, her or its decisions with respect to this Settlement.  In addition, with respect to the releases set forth in the Stipulation, Plaintiff, on behalf of Vitacost, Demand Shareholder, the Settling Defendants, and current or former Vitacost stockholders on behalf of themselves, agree that, upon the effective date, each shall expressly waive, and by operation of the Judgment shall be deemed to have expressly waived, the provisions, rights and benefits of Cal. Civ. Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties each shall expressly waive, and by operation of the Judgment shall be deemed to have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, including, but not limited to Florida and Delaware, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code §1542.  The Settling Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but the Settling Parties shall be deemed to have, and by operation of the Stipulation shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or fixed, whether or not concealed or hidden, that now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

Under the terms of the Settlement, upon the effective date, each of the Released Persons and current or former Vitacost stockholders (including, but not limited to, Vitacost Purchasers)  shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff, Demand Shareholder, and Counsel from all claims (including unknown claims), arising out of, relating to, or in connection with the Action and the Demand, the Released Claims, or the Settlement (including, but not limited to claims arising out of the institution, prosecution, assertion, settlement or resolution of the Action and the Demand or the Released Claims).

Notwithstanding anything to the contrary in the Stipulation, the following shall not be released: (1) the rights, if any, of the Settling Defendants to receive indemnification or advancement of legal expenses arising from law and/or statute, Vitacost's articles of incorporation and by-laws, any existing agreements, or any resolution (or otherwise) of the Board; (2) any claims to enforce the terms of the Settlement; (3) claims Vitacost has against individuals and entities other than the Released Persons; (4) the employment-related claims Defendants Kerker and Vitacost have against each other; and (5) the employment related-claims Defendants Smith and Vitacost have against each other.

Upon the entry of the Judgment, each of the Settling Parties, and any other person shall be deemed to be, and by operation of the Judgment shall be, permanently barred, enjoined and restrained from commencing, prosecuting, or asserting against the Settling Defendants any claim(s) for contribution that is related to, based upon or arises out of the Released Claims, regardless of whether such claim(s) for contribution is asserted as a claim, cross-claim, counterclaim, third-party claim, or in any other manner, in the Action or in any other court, arbitration, administrative agency, or forum.  All such claims are hereby extinguished, discharged, satisfied and unenforceable.  For the avoidance of doubt, this Contribution Bar Order shall not limit or otherwise affect the rights, if any, of the Settling Defendants to receive indemnification or advancement of legal expenses arising from law and/or statute, Vitacost’s articles of incorporation and by-laws, any existing agreements, or any resolution (or otherwise) of the Board of Directors of Vitacost.

VI.	THE FEE AMOUNT

The Current Board, exercising its independent business judgment believes that the corporate governance measures set forth in the Stipulation have provided or will provide "substantial benefits" to Vitacost and Vitacost Purchasers.  In recognition of the substantial benefits conferred upon Vitacost and Vitacost Purchasers as a direct and substantial result of the Action and the Demand, and as a unitary part of the Settlement, Vitacost shall, pursuant to the independent business judgment of the Current Board, pay Counsel attorneys’ fees and reimburse expenses in the amount of $3,500,000 (the "Fee Amount"), subject to the Court’s final approval.

Based on the substantial benefits that Plaintiff and the Demand Shareholder have created for the Company and Vitacost Purchasers through the prosecution of the Action and the issuance of the Demand, Counsel intend to seek Court approval for awards (the "Special Awards") in the amount of $5,000 each for Plaintiff and the Demand Shareholder.  The Settling Defendants will not object to a request for Court approval of the Special Awards.  The Special Awards shall be paid out of the Fee Amount to the extent that agreement is approved by the Court.

The Fee Amount is meant to compensate Counsel for the results they have achieved in the Action.  Counsel agreed to represent the Plaintiff and the Demand Shareholder on fully-contingent bases, and as such, to date, they have not received any fee, nor have they been reimbursed their out-of-pocket expenses.

VII.	SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing which will be held on May 27, 2011 at 10:30 a.m., before Judge Thomas H. Barkdull, III of the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, at Main Judicial Center, 205 N. Dixie Highway,  West Palm Beach, Florida 33401 to determine:

a.           whether the terms of the Stipulation should be approved as fair, reasonable, and adequate;

b.          whether the manner and form of notice fully satisfied the requirements of Florida Revised Statute Section 607.07401(4) and due process;

c.           whether the Action should be dismissed with prejudice;

d.          whether all Released Claims against the Released Persons should be fully and finally released;

e.           whether the Court should recognize and quiet title to all outstanding  shares and options of Vitacost stock on certain recognized dates;

f.           whether the Court should recognize and deem valid the Company’s certificate of incorporation;

g.          whether the payment of the Fee Amount should be approved;

h.          whether the payment of the Special Awards should be approved; and

i.           such other matters as the Court may deem appropriate.

The Court has reserved: (a) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Vitacost Purchasers; and (b) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Vitacost Purchasers.

VIII.	RIGHT TO APPEAR AND OBJECT

Any current Vitacost shareholder  (who continues to retain those shares as of the date of the Settlement Hearing) who objects to the Settlement in the Stipulation, the Judgment, the Fee Amount, and/or the Special Awards, or who otherwise wishes to be heard, may (but is not required) appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no Person shall be heard and no papers, briefs, pleadings or other documents submitted by any Person shall be considered by the Court unless not later than seven (7) days prior to the Settlement Hearing such Person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such Person’s objections to any matters before the Court; (c) the grounds for such objections and the reasons that such Person desires to appear and be heard, as well as all documents or writings such Person desires the Court to consider;  (d) the name[s] of any witness(es) the Person plans on calling at the Settlement Hearing and the likely subject(s) of their testimony; and (e) proof of current ownership of Vitacost stock and/or options as well as documentary evidence of when such ownership was acquired.  Such filings shall be served upon the following counsel:

Robert B. Weiser	Jonathan M. Stein
Brett D. Stecker	THE LAW OFFICE OF JONATHAN M.
Jeffrey J. Ciarlanto	STEIN
THE WEISER LAW FIRM, P.C.	120 E. Palmetto Park Road, Suite 420
121 N. Wayne Ave., Suite 100	Boca Raton, FL 33432
Wayne, PA 19087	Telephone: (561) 961-2244
Telephone: (610) 225-2677	Facsimile: (561) 750-5964
Facsimile: (610) 225-2678
Attorneys for Plaintiff
Settlement Counsel and Attorneys for Plaintiff

Douglas J. Clark	Sigrid S. McCawley, Esq.
L. David Nefouse	401 East Las Olas Blvd, Suite 1200
WILSON SONSINI GOODRICH	Fort Lauderdale, Fl 33301
& ROSATI, P.C.	Telephone: (954) 356-0011
650 Page Mill Road	Facsimile: (954) 356-0022
Palo Alto, CA 94304
Telephone: (650) 493-9300	Attorneys for Defendant Ira P. Kerker
Facsimile: (650) 493-6811

Attorneys for Vitacost and the Current Board

Paul R. Bessette
Michael J. Biles
GREENBERG TRAURIG, LLP
300 West 6th Street, Suite 2050
Austin, TX 78701
Telephone: (512) 320-7200
Facsimile: (512) 320-7210

Counsel for Vitacost, Richard P. Smith, Stewart
Gitler, Allen S. Josephs, David N. Ilfeld, Lawrence
A. Pabst, Eran Ezra and Robert G. Trapp

and then filed with the Clerk of the Court, Circuit Court of the Fifteenth Judicial Circuit, 205 N. Dixie Highway, West Palm Beach, FL 33401.  Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any Person (including, but not limited to any Vitacost Purchaser) who does not make an objection in the manner provided herein shall be deemed to have waived his, her or its objection and shall forever be barred from making any such objection in this Action or contesting the terms of this Settlement in any way in any other action or proceeding.

IX.	ORDER AND FINAL JUDGMENT OF THE COURT

If the Court approves the Settlement, as provided for in the Stipulation, the Settling Parties will ask the Court to enter the Judgment, which shall, among other things:

a.           approve the Settlement, adjudge the terms of the Settlement to be substantively and procedurally fair, reasonable, and adequate, and order the Settling Parties to perform the terms of the Settlement to the extent the Settling Parties have not already done so;

b.          determine that the requirements of Florida Revised Statute Section 607.07401(4) and due process have been satisfied in connection with the Notice;

c.          dismiss the Action with prejudice;

d.          fully and finally release all Released Claims against the Released Persons;

e.          recognize and quiet title to all outstanding shares and options of Vitacost stock on certain recognized dates;

f.           recognize and deem valid the Company’s certificate of incorporation; and

g.          approve the Fee Amount and the Special Awards.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold shares of common stock of Vitacost for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:  Kloss v. Kerker, et al., c/o The Garden City Group, Inc., P.O. Box 9349, Dublin, OH 43017-4249.

XI.	SCOPE OF THIS NOTICE AND FURTHER INFORMATION

This Notice is not all-inclusive.  The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive.  For the full details of the Action, the claims and defenses which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation (and its exhibits) and memoranda in support of the Settlement, Vitacost stockholders are referred to the Court files in the Action.  You or your attorney may examine the Court files during regular business hours of each business day at the Office of the Clerk of the Court, Circuit Court of the Fifteenth Judicial Circuit, 205 N. Dixie Highway, West Palm Beach, Florida 33401.  If you would like further information, you may contact the following counsel: Robert Weiser, The Weiser Law Firm, P.C., 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, Telephone: (866) 934-7372.

PLEASE DO NOT CALL THE COURT OR VITACOST.

DATED: April 26, 2011
THE HONORABLE THOMAS H. BARKDULL III
FIFTEENTH JUDICIAL CIRCUIT
PALM BEACH COUNTY